Exhibit 10.70

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ACCENTIA BIOPHARMACEUTICALS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE MINIMUM BORROWING NOTE

FOR VALUE RECEIVED, each of ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000), or, if different, the aggregate principal amount of all Loans (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on April 29, 2006 (the “Maturity Date”) if not sooner indefeasibly paid in full; provided, however, if the Parent shall have consummated the initial public offering of Common Stock (as defined in the Security Agreement) on or prior to March 31, 2006, the Maturity Date shall be April 29, 2008.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Companies and the Holder dated as of the date hereof (as amended, modified and/or supplemented from time to time, the “Security Agreement”).

The following terms shall apply to this Minimum Borrowing Note (this “Note”):

ARTICLE I

CONTRACT RATE

1.1 Contract Rate. Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2.0%) (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. Subject to Section 1.2, the Contract Rate shall not at any time be less than seven and three-quarters percent (7.75%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on May 4, 2005 on the first business day of each consecutive calendar month thereafter through and including the Maturity Date and on the Maturity Date, whether by acceleration or otherwise.

1.2 Contract Rate Adjustments and Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date (each a “Determination Date”) and shall be subject to adjustment as set forth herein. If (i) the Parent shall have registered the shares of the Common Stock underlying the conversion of each Minimum Borrowing Note and each Warrant on a registration statement declared effective by the Securities and Exchange Commission (the “SEC”), and (ii) the market price (the “Market Price”) of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2%) for each incremental twenty-five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained herein), in no event shall the Contract Rate at any time be less than zero percent (0%).

ARTICLE II

LOANS; PAYMENTS UNDER THIS NOTE

2.1 Loans. All Loans evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

2.2 No Effective Registration. Notwithstanding anything to the contrary herein, the Holder shall not be required to accept shares of Common Stock as payment following a conversion by the Holder if there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued, or if an Event of Default hereunder exists and is continuing, unless such requirement is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

2.3 Optional Redemption in Cash. The Companies will have the option of prepaying this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred thirty percent (130%) of the principal amount of this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement, or any other Ancillary Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be seven (7) days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (defined below) pursuant to Section 3.1, or for conversions elected to be made by the Holder pursuant to Section 3.1 during the Redemption Period. The Redemption Amount shall be determined as if such Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount (plus any additional interest and fees accruing on the Notes during the Redemption Period) must be irrevocably paid in full in immediately available funds to the Holder. In the event the Companies fail to pay the Redemption Amount on the Redemption Payment Date, then such Redemption Notice shall be null and void.

ARTICLE III

CONVERSION RIGHTS AND FIXED CONVERSION PRICE

3.1 Optional Conversion. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or during an Event of Default (as defined in Article IV), and, subject to the limitations set forth in Section 3.2 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. For purposes hereof, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” shall be $3.30; provided that, on the date of consummation of the initial public offering of Common Stock, the “Fixed Conversion Price” shall be adjusted to an amount equal to 85% of the issuance price of the Common Stock issued in connection with such initial public offering of Common Stock (the “IPO Price”). The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between (i) 4.99% of the outstanding shares of Common Stock and (ii) the number of shares of Common Stock beneficially owned by the Holder. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Shares limitation described in this Section 3.2 shall automatically become null and void without any notice to any Company upon the occurrence and during the continuance of an Event of Default, or upon 75 days prior notice to the Parent. Notwithstanding anything contained herein to the contrary, the provisions of this Section 3.2 are irrevocable and may not be waived by the Holder or any Company.

3.3 Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit A hereto (appropriately completed) (“Notice of Conversion”) to the Parent and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Parent within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Parent in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Parent will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) Business Day of the date of the delivery to the Parent of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) Business Days after receipt by the Parent of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Parent of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Parent written instructions to the contrary.

3.4 Late Payments. Each Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Companies shall, jointly and severally, pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article III upon conversion of this Note, in the amount equal to $500 per Business Day after the Delivery Date. The Companies shall, jointly and severally, make any payments incurred under this Section in immediately available funds upon demand.

3.5 Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

3.6 Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 3.1 shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a) Reclassification. If the Parent at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

(b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Parent in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c) Share Issuances. Subject to the provisions of this Section 3.6, if the Parent shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Sections 3.6(a) or (b) above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to the Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Parent) for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price. For purposes hereof, the issuance of any security of the Parent convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of such securities.

(d) Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Section 3.6(c) above, in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash.

3.7 Reservation of Shares. During the period the conversion right exists, the Parent will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note and the warrant. The Parent represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Parent agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

3.8 Registration Rights. The Holder has been granted registration rights with respect to the Conversion Shares as set forth in a Registration Rights Agreement.

3.9 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Parent to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV of this Note, the Parent shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

3.10 Further Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note any amounts that would be convertible into Conversion Shares prior to the earlier to occur of (i) two hundred seventy (270) days after the date hereof and (i) one hundred eighty (180) days after the date of the initial public offering of Common Stock. The Conversion Shares limitation described in this Section 2.8 shall automatically become null and void without any notice to any Company upon the occurrence and during the continuance of an Event of Default.

3.11 Additional Conversion. If the Company shall have registered the shares of the Common Stock underlying the conversion of this Note and each Warrant on a registration statement declared effective by the SEC, then, if (i) the average closing price of the Common

Stock as reported by Bloomberg, L.P. on the Principal Market for five consecutive (5) trading days (the “Determination Date”) shall be greater than or equal to 125% of the IPO Price, then upon receipt of written notice from the Company that a Determination Date has occurred (the “Determination Date Notice”) the Holder shall convert into Common Stock an amount equal to twenty per cent (20%) of the average dollar trading volume for the consecutive five trading days immediately preceding the date of the Determination Date Notice (the “Maximum Amount”). Notwithstanding the immediately foregoing, the Maximum Amount shall not exceed twenty percent (20%) of the aggregate dollar trading volume of the Common Stock for the period of twenty (20) trading days immediately preceding the Determination Notice Date (the “Aggregate Maximum Amount”). In determining the Maximum Amount, any Maximum Amount conversion required hereunder shall be aggregated with all Maximum Amount conversions required under this Note and the Secured Convertible Term Note between Laurus and the Company; in no event shall the Holder convert, pursuant to this Section 3.11 any amount in excess of the Aggregate Maximum Amount. Conversions made pursuant to this Section 3.11 shall be deemed to be effective on the date of written Determination Date Notice hereunder. The Company shall not give Holder more than one Determination Date Notice during any consecutive five (5) trading day period, and no more than two (2) Determination Date Notices in any calendar month. Any principal amount of this Note that is converted pursuant to this Section 3.11 shall be deemed to constitute payments of outstanding principal.

ARTICLE IV

EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

4.1 Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.

4.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to one and one half percent (1.5%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

4.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the Ancillary Agreements and all obligations of each Company under the Security Agreement and the Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”). The Default Payment shall be 130% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes, the Security Agreement and then to the outstanding principal balance of the Notes. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 4.3.

ARTICLE V

MISCELLANEOUS

5.1 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full and irrevocably terminated.

5.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

5.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the addresses provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto.

5.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

5.6 Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

5.7 Cost of Collection. In case of any Event of Default under this Note, the Companies shall, jointly and severally, pay the the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

5.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

5.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

5.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

5.11 Security Interest and Guarantee. The Holder has been granted a security interest in (i) certain assets of the Companies as more fully described in the Security Agreement and the Master Security Agreement, (ii) the equity interests of certain Subsidiaries of the Parent pursuant to the Stock Pledge Agreement dated as of the date hereof and (iii) the equity interests of Star Scientific, Inc. held by The Francis E. O’Donnell, Jr. Irrevocable Trust No. 1 pursuant to the O’Donnell Stock Pledge Agreement dated as of the date hereof. The obligations of the Companies under this Note are guaranteed by certain Subsidiaries of the Parent pursuant to the Subsidiaries Guaranty dated as of the date hereof.

5.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

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IN WITNESS WHEREOF, each Company has caused this Secured Convertible Minimum Borrowing Note to be signed in its name effective as of this 29th day of April 2005.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name: Francis E. O’Donnell, Jr.
Title: CEO

WITNESS:

EXHIBIT A

OTHER COMPANIES

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the

Secured Convertible Minimum Borrowing Note)

The undersigned hereby elects to convert $             of the principal and $             of the interest due on the Secured Convertible Minimum Borrowing Note dated as of April 29, 2005 (the “Note”) issued by Accentia Biopharmaceuticals, Inc. (the “Parent”) and the other Companies named and as defined therein into shares of Common Stock of the Parent in accordance with the terms and conditions set forth in the Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address:

Holder DWAC instructions

AMENDMENT

This Amendment (this “Amendment”), dated for effectiveness as of April 29, 2005, by and between ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (the “Parent”), THE ANALYTICA GROUP, INC. (“Analytica” and, together with the Parent, the “Companies” and each a “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”), amends that certain Minimum Borrowing Note (the “MB Note”), issued by the Companies to the Purchaser on April 29, 2005 pursuant to the Security Agreement, dated as of April 29, 2005 by and between the Companies and the Purchaser (the “Security Agreement” and, together with the Ancillary Agreements referred to therein, the “Loan Documents”). Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

PREAMBLE

WHEREAS, the Purchaser and the Companies desire to amend the MB Note as set forth below;

NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 3.11 of the MB Note is hereby deleted in its entirety and the following new Section 3.11 is inserted in lieu therof:

“3.11 Additional Conversion. If the Company shall have registered the shares of the Common Stock underlying the conversion of this Note and each Warrant on a registration statement declared effective by the SEC, then, if (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for five consecutive (5) trading days (the “Determination Date”) shall be greater than or equal to 125% of the IPO Price, then the Holder shall convert into Common Stock an amount equal to twenty per cent (20%) of the average dollar trading volume for the consecutive five trading days immediately preceding the Determination Date (the “Maximum Amount”). Notwithstanding the immediately foregoing, the Maximum Amount shall not exceed twenty percent (20%) of the aggregate dollar trading volume of the Common Stock for the period of twenty (20) trading days immediately preceding the Determination Date (the “Aggregate Maximum Amount”). In determining the Maximum Amount, any Maximum Amount conversion required hereunder shall be aggregated with all Maximum Amount conversions required under this Note and the Secured Convertible Term Note between the Holder and the Company; in no event shall the Holder convert, pursuant to this Section 3.11 any amount in excess of the Aggregate Maximum Amount. Conversions made pursuant to this Section 3.11 shall be deemed to be effective on the Determination Date. No more than one Determination Date may occur during any consecutive five (5) trading day period, and no more than two (2) Determination Dates may occur in any calendar month. Any principal amount of this Note that is converted pursuant to this Section 3.11 shall be deemed to constitute payments of outstanding principal.”

2. The amendment set forth above shall be effective with retroactive effect from the date first above written (the “Amendment Effective Date”) on the date when each of the Companies and Laurus shall have executed and each of the Companies shall have delivered to Laurus its respective counterpart to this Amendment.

3. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

4. Except as set forth in Schedule I hereto, each Company hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment, (ii) on the date hereof, all representations, warranties and covenants made by each Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

5. From and after the Amendment Effective Date, all references in the Loan Documents and in the other Related Agreements to the MB Note shall be deemed to be references to the MB Note, as the case may be, as modified hereby.

This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Frank O’Donnell
Name:	Frank O’Donnell
Title:	Chief Executive Officer

THE ANALYTICA GROUP, INC.

By:	/s/ Frank O’Donnell
Name:	Frank O’Donnell
Title:	Chief Executive Officer

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

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